EXHIBIT 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of Chanticleer Holdings, Inc. (the “Company”).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Chanticleer Holdings, Inc. Rights Certificates”.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. [  ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [  ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed For	Subscription Price		Payment
Basic Subscription Privilege	_______________ x	$1.35	=	$_______ (Line 1)
Over-Subscription Privilege	_______________ x	$1.35	=	$_______ (Line 1)
Total Payment Required				$_______ (Sum of Lines 1and 2)

Box 3. [  ] Payment in the following amount is enclosed: $_______________

Box 4. [  ] Please deduct payment of $_____________ from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account ___________________________

Account No._______________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and

●	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s): _________________________________________________________________________

Signature of Beneficial Owners(s): _____________________________________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: __________________________________________________________________________________________

Capacity: ________________________________________________________________________________________

Address (including zip code): ________________________________________________________________________

Telephone Number: ________________________________________________________________________________